- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

  [_] Preliminary Proxy Statement

  [X] Definitive Proxy Statement

  [X] Definitive Additional Materials

  [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ROBERTS PHARMACEUTICAL CORPORATION
              --------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              --------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

  [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).

  [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [_] Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-
  11.

1) Title of each class of securities to which transaction applies:
- - --------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:
- - --------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11:
- - --------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:
- - --------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount previously paid: ____________________________________

  2) Form, Schedule or Registration Statement No. _______________

  3) Filing party: ______________________________________________

  4) Date filed: ________________________________________________

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


                                LOGO  ROBERTS
                                      PHARMACEUTICAL
                                      CORPORATION

                                PROXY STATEMENT
                       ROBERTS PHARMACEUTICAL CORPORATION
                               MERIDIAN CENTER II
                             4 INDUSTRIAL WAY WEST
                          EATONTOWN, NEW JERSEY 07724

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 1995

                               ----------------

To the Shareholders of
ROBERTS PHARMACEUTICAL CORPORATION:

  The Annual Meeting of the Shareholders of ROBERTS PHARMACEUTICAL CORPORATION (the "Company") will be held on Wednesday, May 24, 1995 at the Company's headquarters, Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

  1. To elect nine Directors to serve for the following year or until their successors have been elected and qualify;

  2. To consider and act upon a proposal to approve an amendment to the Company's Incentive Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder by one million shares;

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Holders of Common Stock of record at the close of business on April 11, 1995, are entitled to notice of and to vote at the meeting.

                                          ANTHONY A. RASCIO, Esq.
                                          Vice President and
                                          Secretary
Eatontown, New Jersey
April 28, 1995

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR
REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                       ROBERTS PHARMACEUTICAL CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

GENERAL INFORMATION

  This Proxy Statement is furnished to the holders of Common Stock, $.01 par value ("Common Stock"), of Roberts Pharmaceutical Corporation (the "Company" or "Roberts") in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on May 24, 1995, and at any adjournment thereof (the "meeting" or "annual meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. A form of proxy for use at the meeting is also enclosed. The Company anticipates mailing this Proxy Statement to its shareholders on or about April 28, 1995. The executive offices of the Company are located at Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724.

  Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the instructions therein. Proxies submitted without indication will be voted FOR the nominees for Director named herein and FOR the proposal to approve the amendment to the Company's Incentive Stock Option Plan ("Incentive Option Plan"). Management is not aware, at the date hereof, of any matters to be presented at the meeting other than the matters described hereinabove, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

  Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but Directors, officers and employees of the Company may, without additional compensation, solicit proxies, personally or by telephone, telegraph, facsimile transmission or special letter.

VOTING SECURITIES

  The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share of Common Stock entitling its owner to one vote on an equal basis. The number of outstanding shares of Common Stock on April 11, 1995 was 18,531,393. Only shareholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting for purposes of electing Directors and acting upon the proposal to approve the amendment to the Incentive Option Plan. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. Directors shall be elected by a plurality of the votes cast at the annual meeting by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote. The proxy card provides space for a shareholder to withhold votes for any or all nominees for the Board of Directors. The proposal to approve the amendment to the Incentive Option Plan must be approved by a majority of the votes cast at the annual meeting on such proposal by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote.

  All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for Director and any abstentions or broker non-votes. Authority withheld will be counted toward the tabulation of total votes cast in the election for Directors and will have the same effect as a negative vote. Any proxy submitted and containing an abstention or a broker non-vote will not be counted as a vote cast on any matter to which it relates.

PRINCIPAL SHAREHOLDERS

  The following table sets forth information as of April 11, 1995, with respect to each person who is known by the Company to be the beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than five percent (5%) of the Company's Common Stock.

                                                    AMOUNT AND NATURE    PERCENT
NAME AND ADDRESS                                           OF              OF
OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP(1)  CLASS
- - -------------------                              ----------------------- -------
Yamanouchi U.S.A. Inc.(2).......................        5,048,500         27.2%
Robert A. Vukovich, Ph.D.(3)....................        2,235,571(4)(5)   12.0%
Montgomery Asset Management, L.P.(6)............        1,840,000(7)       9.9%

- - --------
(1) Except as otherwise indicated, all of the shares are held beneficially and of record.
(2) The principal offices of such shareholder are located at 10 Bank Street, White Plains, New York 10606. Yamanouchi U.S.A. Inc. ("Yamanouchi U.S.A.") is a wholly owned subsidiary of Yamanouchi Pharmaceutical Co., Ltd. ("Yamanouchi").
(3) Dr. Vukovich is Chairman of the Board of Directors, President and Chief Executive Officer of the Company and maintains a business address at the Company's offices at Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724.
(4) Includes 167,000 shares of Common Stock subject to currently exercisable options granted to Dr. Vukovich pursuant to the Company's stock option plans.
(5) Includes 216,000 shares of Common Stock held by Bonnie M. Vukovich, with respect to which Dr. Vukovich has been granted the power to vote with respect to certain specified transactions involving Yamanouchi and the power to dispose of the shares upon the consummation of any such transaction, pursuant to a power of attorney and proxy which expires upon the earlier of the consummation of any such transaction or January 1, 1999.
(6) The principal offices of such shareholder are located at 600 Montgomery Street, San Francisco, California 94111.
(7) Montgomery Asset Management, L.P. ("Montgomery") is the investment adviser or investment general partner for the accounts of third parties with respect to all of the above shares of Common Stock. While Montgomery has investment discretion and voting authority for these accounts, it disclaims beneficial ownership for all of the above shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information as of April 11, 1995, with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock by each Director or nominee for Director, each of the Named Officers (as defined in the section captioned "Executive Compensation") and by all Directors, nominees for Director and Executive Officers as a group.

NAME OF                                   AMOUNT AND NATURE            PERCENT OF
BENEFICIAL HOLDER                     OF BENEFICIAL OWNERSHIP(1)         CLASS
- - -----------------                     --------------------------       ----------
Robert A. Vukovich, Ph.D............          2,235,571(2)(3)             12.0%
Anthony P. Maris....................            121,161(4)                 (5)
Robert W. Loy.......................             41,000(6)                 (5)
Anthony A. Rascio, Esq..............             58,265(7)                 (5)
Yale Brozen, Ph.D...................             31,500(8)                 (5)
Takao Miyamoto......................                (9)
Akihiko Matsubara...................                (9)
W. Robert Fowler, M.D...............             70,802(10)                (5)
Digby W. Barrios....................             14,600(11)                (5)
All Directors, Nominees for Director
 and Executive Officers as a Group
 (9 persons)........................          2,572,899(2)(3)(4)(6)       13.6%
                                                       (7)(8)(10)(11)

- - --------
 (1) Except as otherwise indicated, all of the shares are held beneficially and of record.
 (2) Includes 167,000 shares of Common Stock subject to currently exercisable options granted to Dr. Vukovich pursuant to the Company's stock option plans.
 (3) Includes 216,000 shares of Common Stock held by Bonnie M. Vukovich, with respect to which Dr. Vukovich has been granted limited voting and dispositive power.
 (4) Includes 63,834 shares of Common Stock subject to currently exercisable options granted pursuant to the Incentive Option Plan. 51,952 of such shares are held by Mr. Maris and his wife as joint tenants as to which he shares voting and dispositive power.
 (5) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.
 (6) Includes 40,000 shares of Common Stock subject to currently exercisable options granted pursuant to the Incentive Option Plan.
 (7) Includes 6,286 shares of Common Stock subject to currently exercisable options granted pursuant to the Incentive Option Plan.
 (8) Includes 25,500 shares of Common Stock subject to currently exercisable options granted pursuant to the Company's Restricted Stock Option Plan ("Restricted Option Plan").
 (9) Yamanouchi U.S.A., a principal shareholder of the Company, is a wholly owned subsidiary of Yamanouchi. Yamanouchi U.S.A. holds 5,048,500 shares of the Company's Common Stock. Each of Mr. Miyamoto and Mr. Matsubara is a Director and nominee for Director of the Company and currently serves as an executive of Yamanouchi.
(10) Includes 26,500 shares of Common Stock subject to currently exercisable options granted pursuant to the Restricted Option Plan.
(11) Includes 11,600 shares of Common Stock subject to currently exercisable options granted pursuant to the Restricted Option Plan.

AGREEMENTS WITH YAMANOUCHI AND CERTAIN OTHER TRANSACTIONS

  Yamanouchi owns 5,048,500 shares of the Company's Common Stock, 4,000,000 of such shares which were acquired in March 1992 for an aggregate purchase price of $95,352,000 pursuant to the terms of a stock purchase agreement (the "Stock Purchase Agreement") entered into by the Company and Yamanouchi. Under the terms of the Stock Purchase Agreement, Yamanouchi has certain preemptive rights to acquire securities issued by the Company for so long as Yamanouchi owns at least 15% of the Company's outstanding Common Stock on a fully diluted basis; and the Company is prohibited from taking any action to prevent Yamanouchi from directly or indirectly acquiring all of the remaining shares of the Company's outstanding Common Stock, provided that any such acquisition is made in accordance with the terms of the Stock Purchase Agreement. Yamanouchi is under no obligation to acquire additional shares of Common Stock. For so long as Yamanouchi owns 10% of the outstanding Common Stock on a fully diluted basis, Yamanouchi has granted the Company a right of first refusal with respect to any shares of Common Stock which it proposes to sell, subject to certain specified exceptions.

  The Company has granted Yamanouchi certain demand and piggyback registration rights with respect to shares of Common Stock owned by it. Under the Stock Purchase Agreement, the Company is required to discuss with and obtain the views of Yamanouchi with respect to certain specified transactions, including equity offerings; incurring a material amount of debt; a material change in the Company's capital structure; and the granting of any material license to a third party. If such proposed transaction involves a financing, the Company has agreed to review with Yamanouchi its financing needs prior to engaging in such transaction and to give Yamanouchi a reasonable opportunity to propose and negotiate a financing alternative for the Company, though Yamanouchi is under no obligation to do so. Yamanouchi is entitled to designate two members of the Company's Board of Directors for so long as it owns at least 18% of the outstanding shares of the Company's Common Stock on a fully diluted basis (or one Director for so long as it owns at least 10% of such Common Stock). Mr. Miyamoto and Mr. Matsubara are Yamanouchi's designees. Pursuant to the Shareholder Agreement between Yamanouchi and Dr. Vukovich (the "Shareholder Agreement") entered into at the same time as the Stock Purchase Agreement, Dr. Vukovich has agreed to vote all shares of Common Stock held by him in favor of the election of any such designees.

  Under the Shareholder Agreement, Dr. Vukovich has granted Yamanouchi certain rights of first refusal with respect to shares of the Company's outstanding Common Stock that he proposes to sell. Moreover, Dr. Vukovich has agreed in the Shareholder Agreement to support as a shareholder and officer of the Company any fair offer by Yamanouchi to acquire the Company or its outstanding Common Stock made after December 10, 1994 and before December 31, 1998. Yamanouchi is under no obligation to acquire the Company or any shares of Common Stock of the Company.

  In 1992 and 1993, the Company's wholly owned subsidiary VRG International, Inc. ("VRG") entered into a series of agreements with Yamanouchi U.K. Limited ("Yamanouchi U.K."), a subsidiary of Yamanouchi, pursuant to which VRG conducts clinical trials on YM617. These agreements were subsequently assigned by Yamanouchi U.K. to Yamanouchi U.S.A. During fiscal 1994, approximately $3.9 million was paid to VRG pursuant to these agreements. In March 1995, these agreements were amended in connection with the Company's resolution of a contract interpretation issue with Yamanouchi U.S.A. concerning billings for costs incurred by the Company under these clinical research contracts. The agreements, as amended, provide for an aggregate contract price of $30 million. Of this amount, the Company has received approximately $28.2 million through December 31, 1994 with the remainder due in 1995. VRG is obligated to complete all work required by the agreements by December 31, 1995.

                             ELECTION OF DIRECTORS

  In accordance with the Company's By-Laws which provide that the Board of Directors shall consist of not less than three nor more than fifteen members, the Board of Directors has fixed the number of Directors at nine. Each of the individuals named below, who has been nominated for election as a Director by the Board of Directors, is currently a member of the Board of Directors of the Company.

  Officers serve at the discretion of the Board of Directors. The Company has entered into employment agreements with certain officers. See "Employment Agreements."

  It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the nine nominees named hereinafter for their election as Directors of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR.

  If any of the nominees should be unavailable for election, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. The Company is not aware of any reason why any of the nominees should become unavailable for election, or if elected, should be unable to serve as a Director.

  There are no family relationships among the current Directors, Executive Officers or persons nominated by the Company to become Directors.

NOMINEES

  The nominees, their ages and current principal occupations or employment, are as follows:

                                            PRINCIPAL OCCUPATION
          NOMINEE            AGE                OR EMPLOYMENT
          -------            ---            --------------------
Robert A. Vukovich, Ph.D. .   51 Chairman of the Board of Directors,
                                 President and Chief Executive Officer of
                                 Roberts Pharmaceutical Corporation
Anthony P. Maris...........   61 Vice President, Treasurer, Chief Financial
                                 Officer and a Director of Roberts
                                 Pharmaceutical Corporation
Robert W. Loy..............   57 Vice President, Chief Operating Officer and
                                 a Director of Roberts Pharmaceutical
                                 Corporation
Anthony A. Rascio, Esq. ...   52 Vice President, Secretary, General Counsel
                                 and a Director of Roberts Pharmaceutical
                                 Corporation
Yale Brozen, Ph.D..........   77 Self-employed Consultant and a Director of
                                 Roberts Pharmaceutical Corporation
Takao Miyamoto.............   51 Director of the International Division of
                                 Yamanouchi Pharmaceutical Co., Ltd. and a
                                 Director of Roberts Pharmaceutical
                                 Corporation
Akihiko Matsubara..........   40 Manager of the Corporate Planning
                                 Department of Yamanouchi Pharmaceutical
                                 Co., Ltd. and a Director of Roberts
                                 Pharmaceutical Corporation
W. Robert Fowler, M.D. ....   66 Retired Surgeon and Professor of Medicine
                                 and a Director of Roberts Pharmaceutical
                                 Corporation
Digby W. Barrios...........   57 Self-employed Consultant and a Director of
                                 Roberts Pharmaceutical Corporation

  Each Director will hold office until the next annual meeting of shareholders or until his successor is elected and qualifies. Dr. Vukovich serves as a Director of Cypros Pharmaceutical Corporation, Zonagen, Inc. and Biotransplant, Inc. Mr. Barrios serves as a Director of Sepracor, Inc. and Cypros Pharmaceutical Corporation. None of the other nominees holds any directorships in companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

  Robert A. Vukovich, Ph.D., has served as Chairman of the Board and President of the Company since its inception in 1983. From 1979 to 1983, he served as Director of the Division of Developmental Therapeutics for Revlon Health Care Group. From 1970 to 1974, Dr. Vukovich was employed in various capacities by the Squibb Institute and served as Director of Clinical Pharmacology for that organization from 1974 to 1979. Prior to 1970, Dr. Vukovich was a clinical research scientist for The Warner Lambert Research Institute. Dr. Vukovich is a graduate of Jefferson Medical College, Philadelphia, Pennsylvania, with training in pharmacology and pathology.

  Anthony P. Maris has served as Vice President, Treasurer, Chief Financial Officer and Director of the Company since 1987. From 1965 to 1985, he held various positions at Hoffmann-LaRoche Inc., including that of Vice President, Chief Financial Officer and Member of the Executive Committee and Board of Directors. From 1985 to 1987, Mr. Maris was a consultant and investment advisor as well as Treasurer, Chief

Financial Officer and member of the Board of Directors of Strategic Medical Communications Group. Mr. Maris received a B.S. degree from the University of Rhode Island and an M.B.A. from the Graduate School of Business, New York University.

  Robert W. Loy has served as Chief Operating Officer of the Company since August 1992 and as Vice President of the Company since December 1992. Mr. Loy also has served as a Director of the Company since October 1993. From 1963 to 1990, he held various positions at Squibb Corporation, including that of Vice President, Worldwide Operations for the Squibb Derm Division. From 1990 to 1992, Mr. Loy served as Vice President, International Sales and Marketing, with Hollister, Inc. Mr. Loy received his undergraduate degree from Old Dominion University.

  Anthony A. Rascio, Esq., has served as Vice President and General Counsel and a Director of the Company since June 1987. In addition, he served as Assistant Secretary of the Company from June 1987 to June 1992, at which time he assumed the position of Secretary of the Company. From January 1987 to June 1987, Mr. Rascio was Director, Legal Affairs for the Company. During 1986, Mr. Rascio was engaged in the private practice of law. From 1984 through 1985, Mr. Rascio was employed as Director, International Operations by Jeffrey Martin, Inc., a marketer of cosmetics and proprietary medicines. Mr. Rascio served as Legal Director, International Pharmaceutical Products Division for Schering-Plough Corporation from 1980 through 1984 and held various positions with that company from 1971 to 1980. Mr. Rascio received undergraduate and law degrees from Fordham University.

  Yale Brozen, Ph.D. has served as Adjunct Scholar at the American Enterprise Institute for Public Policy Research as well as Professor of Business Economics Emeritus, Graduate School of Business, University of Chicago. Dr. Brozen held various teaching and research positions at the University of Chicago from 1957 through 1987. He has also been self-employed as an economist and consultant since 1946. Dr. Brozen has served as a Director of the Company since 1990.

  Takao Miyamoto has served as the Director of the International Division of Yamanouchi since 1994. From 1991 to 1994, Mr. Miyamoto served as the Director of Europe and Americas Department, International Division of Yamanouchi. From 1967 to 1991, Mr. Miyamoto held various management positions at Yamanouchi, including the position of General Manager of the London Office from 1988 to 1991 and the position of Manager, London Office (Marketing) from 1985 to 1988. Mr. Miyamoto is a graduate of Kyoto University, Japan, School of Pharmaceutical Science. Mr. Miyamoto was elected to the Board of Directors pursuant to the provisions of the Stock Purchase Agreement between the Company and Yamanouchi and has served as a Director of the Company since 1992.

  Akihiko Matsubara has served as Manager of the Corporate Planning Department of Yamanouchi since 1994. From 1988 to 1994, Mr. Matsubara served as a senior member of the Corporate Planning Department of Yamanouchi. From 1981 to 1988, Mr. Matsubara held various management positions at Yamanouchi. Mr. Matsubara is a graduate of Hitotsubashi University of Japan. Mr. Matsubara was elected to the Board of Directors pursuant to the provisions of the Stock Purchase Agreement between the Company and Yamanouchi and has served as a Director of the Company since November 1993.

  W. Robert Fowler, M.D. retired from the private practice of general surgery in 1983. He has served as Chairman of the Surgical Education Department and as a member of the teaching staff of Baroness Erlanger Hospital in Chattanooga, Tennessee. He has also served on the Executive Committees and Boards of Directors of numerous hospitals and organizations, including Hospital Corporation of America, Reid-Rowell Laboratories and W.E. Hauck, Inc. Dr. Fowler was a founder, First Chief of Staff and Chairman of the Board of Parkridge Hospital in Chattanooga, Tennessee. Dr. Fowler received his undergraduate degree from the University of North Carolina and his medical degree from Duke University. In 1988 he received a commission to the Tennessee Army National Guard and was promoted to Brigadier General in 1991 upon serving in Operations Desert Shield and Desert Storm. Dr. Fowler has served as a Director of the Company since September 1992.

  Digby W. Barrios served as the President and Chief Executive Officer of Boehringer Ingelheim Corporation from 1988 to 1992 and as an executive of that company in various positions from 1983 to 1988. Since 1992, Mr. Barrios has been self-employed as a consultant. Mr. Barrios also serves as a Director of Danbury Hospital and serves as a Director or trustee of several academic institutions and pharmaceutical organizations. He received his undergraduate degree from Loyola University. Mr. Barrios has served as a Director of the Company since March 1994.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

  During the fiscal year ended December 31, 1994, the Board of Directors held four (4) regular meetings. During fiscal 1994, each member of the Company's current Board of Directors attended at least 75% of the meetings of the Board of Directors and each of the committees on which he served which were held during the period such person served as a Director and, if applicable, a committee member.

  The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

AUDIT COMMITTEE

  The members of the Audit Committee of the Board of Directors (the "Audit Committee") are Dr. Brozen and Dr. Fowler. The functions of the Audit Committee are, among other things, to recommend to the Board of Directors, the auditors to be engaged as the Company's independent public accountants; to review the proposed plan and scope for the annual audit and the results of such audit when completed; to review the services rendered by the auditors and the fees charged for such services; to determine the effect, if any, on the independent public accountants' independence in the performance of any non-audit services; and to review the plan, scope and results of the Company's internal audit operations. During the fiscal year ended December 31, 1994, the Audit Committee held two
(2) meetings.

COMPENSATION COMMITTEE

  The members of the Compensation Committee of the Board of Directors (the "Compensation Committee" or "Committee") are Dr. Vukovich, Dr. Brozen and Dr. Fowler. The Compensation Committee determines the compensation of officers and administers the Management Incentive Compensation Plan and the Company's two stock option plans: the Restricted Option Plan and the Incentive Option Plan (collectively, the "Plans"). The administration of these Plans involves the determination of persons to whom options are granted under the Plans and the terms of such grants, including the number of shares subject to options granted and the exercise price thereof, subject to the express provisions set forth in each of the Plans. In addition, the Compensation Committee administers, subject to review and approval by the Board of Directors, the Company's Money Purchase Pension Plan (the "Money Purchase Plan") and the Company's Employees Savings and Protection Plan (the "401(k) Plan"). During the fiscal year ended December 31, 1994, the Compensation Committee held four (4) meetings.

                             CORPORATE PERFORMANCE

  The graph below compares the cumulative total shareholder return on the Common Stock of the Company from the date of the Company's initial public offering (January 23, 1990) to December 31, 1994, with the cumulative total return on two broad market indices over the same period (assuming an investment of $100 in the Company's Common Stock and in each of the indices on the date of the Company's initial public offering, and reinvestment of all dividends in the two broad market indices).



                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE RETURN
       AMONG ROBERTS PHARMACEUTICALS, NASDAQ STOCK MARKET (US COMPANIES)
                       AND NASDAQ PHARMACEUTICAL STOCKS

                                          NASDAQ STOCK       NASDAQ
Measurement period          ROBERTS          MARKET      PHARMACEUTICAL
(Fiscal year Covered)   PHARMACEUTICALS  (US COMPANIES)      STOCKS
- - ---------------------   ---------------  --------------  --------------
Measurement PT -
01/23/90                     $ 100            $ 100           $ 100

FYE 12/31/90                 $  76            $  90           $ 124
FYE 12/31/91                 $ 535            $ 144           $ 328
FYE 12/31/92                 $ 377            $ 168           $ 274
FYE 12/31/93                 $ 663            $ 191           $ 244
FYE 12/31/94                 $ 529            $ 187           $ 184

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992, of the Company's Chief Executive Officer and the other Executive Officers of the Company who earned salary and bonuses in fiscal 1994 in excess of $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                  ---------------------------   ---------------------------------
                                                                       AWARDS            PAYOUTS
                                                                ---------------------   ---------
                                                                                          LONG
                                                      OTHER                               TERM
                                                     ANNUAL     RESTRICTED SECURITIES   INCENTIVE
                                                    COMPENSA-     STOCK    UNDERLYING     PLAN     ALL OTHER
                                   SALARY   BONUS     TION        AWARDS    OPTIONS      PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  ($)(1)   ($)(2)     ($)         ($)        (#)          ($)     ($)(3)(4)
- - ---------------------------  ---- -------- -------- ---------   ---------- ----------   --------- ------------
Robert A. Vukovich,          1994 $469,038 $600,000  $  --          --      200,000         --      $ 7,500
 Ph.D...................
 President and Chief         1993  399,840  300,000     --          --      100,000         --       28,301
 Executive Officer           1992  329,824  260,000     --          --          --          --        6,667
Anthony P. Maris........     1994  260,284   70,000     --          --       65,000(5)      --        7,500
 Vice President, Trea-       1993  242,205   50,000     --          --       15,000         --       28,301
 surer
 and Chief Financial         1992  214,047   53,000     --          --       20,000         --        6,667
 Officer
Robert W. Loy...........     1994  177,458   75,000     --          --       65,000(5)      --        7,500
 Vice President and          1993  163,889   40,000     --          --       15,000         --       10,184
 Chief
 Operating Officer           1992   49,021      --      --          --       20,000         --          --
Anthony A. Rascio, Esq..     1994  131,100    5,000     --          --        7,000(5)      --        6,705
 Vice President, Secre-      1993  126,346    5,000     --          --        2,000         --       19,702
 tary
 and General Counsel         1992  106,972      --   12,746(6)      --          --          --        3,096

- - --------
(1) Includes amounts earned but deferred at the election of the Named Officers under the Company's 401(k) Plan. See "Employees Savings and Protection Plan."
(2) Represents amounts paid to the Named Officers pursuant to the Company's Management Incentive Plan. See "Compensation Committee Report on Executive Compensation."
(3) Includes amounts to be contributed by the Company under the 401(k) Plan. Amounts to be contributed by the Company to the accounts of the Named Officers for fiscal 1994 are as follows: Dr. Vukovich--$4,500; Mr. Maris-- $4,500; Mr. Loy--$4,500; and Mr. Rascio--$4,083.
(4) Includes amounts to be contributed by the Company under the Money Purchase Plan. Amounts to be contributed by the Company to the accounts of the Named Officers for fiscal 1994 are as follows: Dr. Vukovich--$3,000; Mr. Maris-- $3,000; Mr. Loy--$3,000; and Mr. Rascio--$2,622.
(5) Includes 15,000, 15,000 and 2,000 shares of Common Stock underlying options granted during the fiscal year ended December 31, 1993 to Mr. Maris, Mr. Loy and Mr. Rascio, respectively; such options were repriced by the Company during the fiscal year ended December 31, 1994. See "Report on Option Repricing."
(6) Includes automobile expense of $11,556.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with each of Dr. Vukovich, Mr. Maris, Mr. Loy and Mr. Rascio. The employment agreements with Dr. Vukovich, Mr. Maris, Mr. Loy and Mr. Rascio provide for base minimum salaries of $540,000, $276,000, $186,500 and $135,200, respectively. In addition, the agreements entitle each of such officers to participate in any incentive compensation plan offered to the Company's senior level management and to receive all vacation and other benefits, including insurance, provided to employees of the Company.

  Under the terms of the employment agreements, in the event that the employment of any such officer is terminated by the Company other than for the officer's willful misconduct, the officer is entitled to receive all base compensation at the annual rate of his base compensation at the time of termination for three years after the termination (five years after termination in the case of Dr. Vukovich) and to additional payments equal to three times the officer's average annual bonus and incentive compensation for the period commencing July 1, 1988 and ending upon termination of the employment agreement and to three times any payment made by the Company during the fiscal year prior to termination to the 401(k) Plan and/or Money Purchase Plan on behalf of the officer (five times the average annual bonus and incentive compensation received during such period by Dr. Vukovich and five times any payment made by the Company during the fiscal year prior to termination to the 401(k) Plan and/or Money Purchase Plan on behalf of Dr. Vukovich) (all such payments made to an officer in connection with the termination of employment are referred to collectively as "Severance Compensation"). The Severance Compensation shall be paid to the officer in the same manner and on the same dates as the officer would have received such compensation had the termination of the employment agreement not occurred.

  Under the terms of the employment agreements, in the event that the employment of any such officer is terminated by the Company in connection with a "change in control" (as such term is defined in the employment agreements) of the Company, the officer is entitled to receive the full amount of the Severance Compensation. However, if, after giving the Company six months notice, an officer terminates his employment with the Company in connection with a change in control of the Company, the officer shall be entitled to receive 75% of the Severance Compensation (100% of the Severance Compensation in the case of Dr. Vukovich). The Internal Revenue Code of 1986, as amended (the "Code"), imposes an excise tax on and limits the Company's deduction of payments to terminated employees following a change in control if the payments meet certain requirements and exceed the limit set forth in the Code. Generally, this limit is equal to three times the employee's average annual compensation for the five taxable years preceding the year in which the change of control occurs. The employment agreements provide that the Company shall pay any such excise taxes assessed against the officers in connection with any Severance Compensation payments made or benefits conferred under the employment agreements.

  In the event of termination of an officer's employment with the Company for any reason, the employment agreements provide that such officer shall have the right to elect, if permitted by the Company's respective stock option plans, during a period of seven months from the date of termination, to exercise all options previously granted to the officer under all stock option plans then adopted and maintained by the Company whether or not such options would then be exercisable. In the event of termination for any reason by an officer, the employment agreements prohibit such officer from engaging in any activities in direct competition with the Company for a two year period. In the event of the "disability" (as such term is defined in the employment agreements) of an officer, the employment agreements provide that the officer shall be entitled to receive the full Severance Compensation from the Company. The current terms of each of the employment agreements, which are automatically renewed for successive one year periods upon their expiration, expire as follows: Dr. Vukovich--December 1999; Mr. Maris--December 1997; Mr. Loy--December 1997; and Mr. Rascio--December 1997.

EMPLOYEES SAVINGS AND PROTECTION PLAN

  All employees who have completed six months of service with the Company and have attained age 20- 1/2 are eligible to participate in the Company's 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401 of the Code. The 401(k) Plan enables electing employees to save up to 20% of their pre-tax compensation, subject to a dollar limit which is set by law, through contributions to the 401(k) Plan. The Company may, but is not obligated to, make matching contributions to the 401(k) Plan up to a limit of 3% of a participant's compensation. The total of employee and Company contributions under the 401(k) Plan for fiscal 1994 will be $807,906 of which the Company will contribute $229,038. See the Summary Compensation Table for amounts to be contributed by the Company to the accounts of the Named Officers.

MONEY PURCHASE PENSION PLAN

  In March 1993, the Company adopted the Money Purchase Plan. All full-time employees who have completed one year of service with the Company and have attained age 20- 1/2 are eligible to participate in the Money Purchase Plan (the "Eligible Participants"). For the 1994 fiscal year, the Company will contribute an aggregate amount of $217,910 under the Money Purchase Plan, which will be distributed to the accounts of the Company's employees who were Eligible Participants as of December 31, 1994 pursuant to an allocation percentage equal to 2% of each Eligible Participant's 1994 compensation up to $150,000. Contributions to the Money Purchase Plan by the Company, including the aggregate amount, if any, and the percentage of the annual compensation of Eligible Participants to be contributed to their accounts, are determined by the Compensation Committee subject to review and approval by the Company's Board of Directors. An Eligible Participant's rights in the funds in his or her Money Purchase Plan account will vest 20% per year commencing after three years of service with the Company. Full vesting occurs after seven years of service with the Company. See the Summary Compensation Table for amounts to be contributed by the Company under the Money Purchase Plan to the accounts of the Named Officers for fiscal 1994.

RESTRICTED OPTION PLAN

  The Restricted Option Plan is administered by the Compensation Committee which may grant options to purchase Common Stock to selected employees, consultants and Directors. Options granted under the Restricted Option Plan are nontransferable. The Compensation Committee has the discretion to establish the option exercise price, and the option exercise price may be less than the fair market value of the Common Stock at the time of the grant of the option. Options granted under the Restricted Option Plan may be exercised by payment of the exercise price in cash or such other form of consideration as may be deemed acceptable by the Compensation Committee. Shares issued pursuant to the exercise of options under the Restricted Option Plan may be subject to restrictions against disposition and an obligation of resale to the Company at the original acquisition price. Such restrictions and obligations lapse as determined by the Compensation Committee or as specified in the Restricted Option Plan. The Restricted Option Plan provides for the lapse of restrictions against disposition and the obligations of resale in the event of, among other things, the shareholder's death, disability or retirement.

INCENTIVE OPTION PLAN

  For a description of the material features of the Incentive Option Plan, see "Summary of Provisions of Incentive Option Plan" under "Amendment of Incentive Option Plan."

OPTION GRANTS

  Roberts has options outstanding under its Restricted Option Plan and Incentive Option Plan. The following table shows, for the fiscal year ended December 31, 1994, certain information regarding options granted to each of the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                          % OF                               VALUE AT ASSUMED
                          NUMBER OF      TOTAL                             ANNUAL RATES OF STOCK
                         SECURITIES     OPTIONS                           PRICE APPRECIATION FOR
                         UNDERLYING    GRANTED TO  EXERCISE OR                OPTION TERM (2)
                           OPTIONS    EMPLOYEES IN BASE PRICE  EXPIRATION -----------------------
          NAME           GRANTED (#)  FISCAL YEAR  ($/SH) (1)     DATE      5% ($)      10% ($)
- - ------------------------ -----------  ------------ ----------- ---------- ----------- -----------
Robert A. Vukovich,
 Ph.D...................   200,000        38.2%      $25.00      7/28/99  $ 1,382,000 $ 3,052,000
Anthony P. Maris........    50,000         9.6%       25.00      7/28/99      345,500     763,000
                            15,000(3)     16.3%(3)    25.00     10/13/99      111,600     238,950
Robert W. Loy...........    50,000         9.6%       25.00      7/28/99      345,500     763,000
                            15,000(3)     16.3%(3)    25.00     10/13/99      111,600     238,950
Anthony A. Rascio,
 Esq. ..................     5,000         1.0%       25.00      7/28/99       34,550      76,300
                             2,000(3)      2.2%(3)    25.00     10/13/99       14,880      31,860

- - --------
(1) Represents fair market value on the date of grant.
(2) The potential realizable value does not represent actual value. The value, if any, a Named Officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised so that there is no assurance the value realized by the Named Officer will be at or near the estimated value. The estimated values are based upon assumptions of 5% and 10% appreciation, respectively, in the fair market value of the Company's Common Stock, for the term of the option.
(3) Represents shares of Common Stock underlying options granted during the year ended December 31, 1993, which were repriced by the Company on July 28, 1994, and the percentage of the aggregate number of repriced options.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is certain information with respect to options exercised by each of the Named Officers during the fiscal year ended December 31, 1994 and certain information regarding options held by each of the Named Officers at December 31, 1994.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                          OPTIONS HELD AT FY-END (#)           FY-END ($)(2)
                         SHARES ACQUIRED      VALUE      ----------------------------- -----------------------------
          NAME           ON EXERCISE (#) REALIZED ($)(1) EXERCISABLE  /  UNEXERCISABLE EXERCISABLE  /  UNEXERCISABLE
- - ------------------------ --------------- --------------- -----------     ------------- -----------     -------------
Robert A. Vukovich,
 Ph.D...................        --          $    --        190,565          199,000    $3,535,639       $1,668,250
Anthony P. Maris........     26,875          796,656        47,334           57,500       795,477          454,125
Robert W. Loy...........      4,000           65,520        23,500           57,500       180,625          454,125
Anthony A. Rascio,
 Esq. ..................     10,000          305,299         5,036            4,950        87,742           33,413

- - --------
(1) The amounts in this column represent the difference between the exercise price and the average of the reported sales prices of the Company's Common Stock on the NASDAQ National Market System on the date of exercise of the stock options by the Named Officer. The amount actually realized by each such Named Officer upon the sale of such shares of Common Stock may be greater or less than, or the same as, the amounts shown above.
(2) The value of unexercised in-the-money options is based upon the reported last sale price of the Company's Common Stock on the NASDAQ National Market System on December 30, 1994 ($31.75 per share), which was the last trading day for the NASDAQ National Market System during fiscal 1994. The actual value, if any, a Named Officer may realize upon the exercise of an option will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by a Named Officer will be at or near the value which could have been realized if such options were exercised on December 31, 1994.

REPORT ON OPTION REPRICING

  After an analysis of the market price of the Company's Common Stock over a period of time, the Compensation Committee, on July 26, 1994, determined that certain stock options issued under the Incentive Option Plan and the Restricted Option Plan had exercise prices which were consistently higher than the average market price of the Company's Common Stock over the period of time studied. The Compensation Committee concluded that such stock options were not providing the desired incentive to those employees of the Company who the Committee believes are making and are expected to continue to make substantial contributions to the successful growth of the Company's business. Accordingly, the Compensation Committee, which administers both of the Plans, approved an adjustment in the exercise price of options, with respect to 92,000 shares of the Company's Common Stock, to the last reported sales price of the Company's Common Stock on the NASDAQ National Market System on July 28, 1994 ($25.00). The repriced options retained their original vesting status and expiration dates. The Committee believes that the repricing of such options will cause such options to, once again, provide employees of the Company with an opportunity for increased equity ownership and a meaningful incentive to remain in the employment of the Company for the long term. Certain of the Named Officers of the Company were among those employees who had stock options repriced.

COMPENSATION COMMITTEE

Dr. Robert A. Vukovich
Dr. Yale Brozen
Dr. W. Robert Fowler

  Shown below is information with respect to all repricings of options held by any Executive Officer of the Company during the period commencing on the date of the Company's initial public offering (January 23, 1990) through December 31, 1994.

                           TEN-YEAR OPTION REPRICINGS

                                                                                          LENGTH OF
                                                                                          ORIGINAL
                                    NUMBER OF     MARKET PRICE   EXERCISE                OPTION TERM
                                    SECURITIES    OF STOCK AT    PRICE AT                 REMAINING
                                    UNDERLYING      TIME OF      TIME OF                 AT DATE OF
                                 OPTIONS REPRICED REPRICING OR REPRICING OR NEW EXERCISE  REPRICING
   NAME AND POSITION      DATE    OR AMENDED(#)   AMENDMENT($) AMENDMENT($)  PRICE ($)    AMENDMENT
   -----------------     ------- ---------------- ------------ ------------ ------------ -----------
Anthony P. Maris........ 7/28/94      15,000        $25.00        $36.50      $25.00     5 Yrs 2 Mos
 Vice President, Trea-   9/18/90      10,000          3.875         6.00        3.875    5 Yrs 9 Mos
 surer and Chief Finan-
 cial Officer
Robert W. Loy........... 7/28/94      15,000         25.00         36.50       25.00     5 Yrs 2 Mos
 Vice President and
 Chief Operating Officer
Anthony A. Rascio....... 7/28/94       2,000         25.00         36.50       25.00     5 Yrs 2 Mos
 Vice President, Secre-  9/18/90      10,000          3.875         6.00        3.875    5 Yrs 9 Mos
 tary and General Coun-
 sel
Frank S. Caruso......... 9/18/90      10,000          3.875         6.00        3.875    5 Yrs 9 Mos
 Former
 Employee/Executive
 Officer

DIRECTORS' COMPENSATION

  Each Director who is not an employee of the Company is entitled to receive a participation fee of $500 for each meeting of the Board of Directors attended and a fee of $250 for each meeting attended of any committee of the Board of Directors on which such Director serves. In addition, each Director who is not an employee of the Company is entitled to receive a $7,500 fee annually for services as a Director. The Company makes no payment to Directors who are employees of the Company for their services on the Board of Directors or committees thereof. The Company paid a total of $17,500 during the fiscal year ended December

31, 1994 to Directors who are not employees of the Company. Each of Mr. Miyamoto and Mr. Matsubara chose not to receive any compensation for serving as a Director of Roberts in 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended December 31, 1994, the Compensation Committee consisted of Dr. Robert A. Vukovich (Chairman), Dr. Yale Brozen and Dr. W. Robert Fowler. Dr. Vukovich has been the Chairman, President and Chief Executive Officer of Roberts since its inception in 1983 and also has served and continues to serve as an executive officer and/or Director of certain of the Company's subsidiaries.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

ROBERTS' GENERAL COMPENSATION POLICIES

  The base salaries and wages for all Roberts' employees are managed through the Company's wage and salary administration program. Increases in base salary and wages are managed according to three guidelines: individual merit, promotions and competitive factors. Guidelines are established each year and vary in order to reflect the Company's performance and the competitive environment and to manage appropriately the overall cost of wage and salary growth.

  The Company's compensation program is based on a pay for performance criterion and consists of three key components: base salary, an incentive bonus program and long term incentives through the granting of stock options. The compensation program is designed to attract, retain and motivate the best personnel possible for all levels of the Company. The Company's various programs are designed to treat all employees in a fair and equitable manner and have the following common attributes upon which compensation is based:

    .level of job responsibility;
    .individual performance;
    .company performance;
    .competitive marketplace factors.

EXECUTIVE OFFICER COMPENSATION

  The method of compensation of the Company's Executive Officers is consistent with the Company's general compensation policies and is related to the Company's growth and performance. The Compensation Committee is responsible for administering the compensation program for Executive Officers of the Company, the Management Incentive Compensation Plan, the Company's two stock option plans and, subject to review and approval by the full Board of Directors, the Money Purchase Plan and the 401(k) Plan. The Committee believes that the Company's compensation practices should reward strategic management of the business in the best long-term interests of the shareholders.

  A portion of executive officer compensation consists of bonus payments under the Management Incentive Compensation Plan. Under this plan, awards are based on the Company's performance and the employee's contribution toward the achievement of that performance. The aggregate amount allocated to and individual awards under the Management Incentive Compensation Plan are determined by the Compensation Committee.

  The Company's long term incentives are in the form of stock option grants. The objectives of the Company's stock option programs are to advance the long term interests of the Company and its shareholders. Equity compensation, in the form of stock options, is an important element of the performance-based compensation of the Executive Officers. The grant of stock options continues the Company's practice of providing for management's equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Equity ownership in the Company provides a direct relationship between executive compensation and shareholder value. Stock options provide the Company's key employees an opportunity for increased equity ownership, and create an incentive to remain with the Company for the long term.

  The compensation of Roberts' Chief Executive Officer is determined by the Compensation Committee based on its assessment of the Company's financial and non-financial performance against a background of various factors. The Committee has identified several factors which are critical to the success of the business, including sales growth, business growth and achievement, financial strength, progress toward achievement of goals and growth in shareholder value. The Committee believes it is important that these factors are well managed in order to maximize returns to Roberts' shareholders over the long term. Performance is reviewed on an annual basis. Based on the Compensation Committee's review and evaluation of the various performance factors outlined above, including the acquisition of several product lines and the substantial improvement in the Company's revenues and net income, Dr. Vukovich was paid a base salary of $469,038 for 1994, a 17.3% increase over the prior year.

  Incentive bonus awards to the Chief Executive Officer are determined by the Compensation Committee based on the Company's performance and the Compensation Committee's assessment of the individual contribution of the Chief Executive Officer toward the achievement of that performance. On this basis, Dr. Vukovich was awarded a bonus of $600,000 for 1994.

  In 1993, the Company adopted the Money Purchase Plan which is available to all full-time employees who have completed one year of service with the Company and attained age 20 1/2. The Compensation Committee believes this additional Company benefit will help attract, retain and motivate the best personnel possible for all levels of the Company particularly in light of the fact that comparable benefits are offered by competitors of the Company. See "Money Purchase Pension Plan."

  Section 162(m) of the Code ("Section 162(m)"), which was enacted in 1993 for taxable years beginning on or after January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's highest paid officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Internal Revenue Service has not yet promulgated final regulations interpreting
Section 162(m).

  The 162(m) limitation did not have a significant effect upon the Company in 1994. The Compensation Committee plans to review the Company's annual incentive bonus and long term equity based compensation programs and may restructure these programs for its executive officers in the future in order that they may qualify as performance-based compensation under Section 162(m). The Compensation Committee recognizes that certain future events, such as a change in control of the Company, a change in executive personnel or the exercise of certain stock options, could result in the disallowance of the Company's compensation deductions under Section 162(m). See "Employment Agreements." Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of the Compensation Committee's business judgment, such award would be in the best interests of the Company.

COMPENSATION COMMITTEE

Dr. Robert A. Vukovich
Dr. Yale Brozen
Dr. W. Robert Fowler

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its Executive Officers, Directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to events or transactions during fiscal 1994 except for the following reports which were filed late: (i) the Form 4 required to be filed by Mr. Loy for the month of January 1994, as a result of the sale of shares of Common Stock by Mr. Loy in that month, (ii) the Form 4 required to be filed by Dr. Vukovich for the month of July 1994, as a result of the grant of options to acquire shares of Common Stock to Dr. Vukovich in that month, and (iii) the Form 4 required to be filed by each of Mr. Maris, Mr. Loy, Mr. Rascio, Dr. Brozen, Dr. Fowler and Mr. Barrios for the month of July 1994, as a result of the repricing in that month of options to acquire shares of Common Stock which had been granted previously to each of them and as a result of a separate grant of options to acquire shares of Common Stock to each of them in that month. Each such individual, however, did promptly file a Form 4 upon realizing the inadvertent omission. In addition, the Form 3 required to be filed by Mr. Matsubara for the month of November 1993, as a result of his replacing a Yamanouchi designee on the Company's Board of Directors, was filed late, although Mr. Matsubara did promptly file the Form 3 upon realizing the inadvertent omission.

                       AMENDMENT OF INCENTIVE OPTION PLAN

INTRODUCTION

  There will be presented at the meeting a proposal to amend the Company's Incentive Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the Incentive Option Plan. Of the 1,139,275 shares of Common Stock which have been reserved for issuance under the Incentive Option Plan, only 53,014 shares of Common Stock are currently available for grant pursuant to options. The proposed amendment would increase the number of shares of Common Stock reserved for issuance under the Incentive Option Plan by one million shares to 2,139,275, of which 1,053,014 would be available for grant pursuant to options. The Board of Directors of the Company has approved such amendment to the Incentive Option Plan in order to advance the best interests of the Company and its shareholders by ensuring that the Incentive Option Plan will continue to provide incentives to key employees of the Company who are contributing materially to the Company's progress and who are making and are expected to continue to make substantial contributions to the successful growth of the Company.

SUMMARY OF PROVISIONS OF INCENTIVE OPTION PLAN

  The Incentive Option Plan is administered by the Compensation Committee. Under the Incentive Option Plan, the Compensation Committee may designate employees, who have not reached age 65, to participate in the Incentive Option Plan and may grant options to purchase Common Stock to such employees, including officers, of the Company and those subsidiaries of the Company designated by the Board of Directors. There are approximately 490 employees eligible to participate in the Incentive Option Plan. The exercise price of an option granted under the Incentive Option Plan shall be determined by the Compensation Committee, but may not be less than the fair market value (or 110% of fair market value in the case of a 10% shareholder of the Company) of the Common Stock on the date of grant. On April 11, 1995, the closing price of the Company's Common Stock reported on the NASDAQ National Market System was $24.00.

  1,139,275 shares of Common Stock have been reserved for issuance under the Incentive Option Plan. Of this amount, only 53,014 shares of Common Stock remain available for grant pursuant to options. If the shareholders approve the proposed amendment to the Incentive Option Plan, 2,139,275 shares of Common

Stock will be reserved for issuance thereunder, and as a result of the grant of prior options, 1,053,014 shares of Common Stock will be available for grant pursuant to options. This increase in the number of shares of Common Stock reserved for issuance is the only change proposed to be made to the Incentive Option Plan. If there is a stock split or stock dividend, or a recapitalization, merger, consolidation, combination, exchange of shares, or similar transaction pursuant to which the number of shares of Common Stock held by a shareholder before the consummation of any such transaction is affected by the transaction, an appropriate adjustment would be made in the aggregate number of shares of Common Stock reserved for issuance and the aggregate number and exercise price of shares of Common Stock under options granted before such event.

  Any number of options may be granted to an employee under the Incentive Option Plan; provided, that the aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock for which options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. The options may have a term of up to ten years (five years in the case of a 10% shareholder of the Company), and the Compensation Committee may provide for the exercise of such options in installments over a period of up to ten years (five years in the case of a 10% shareholder). If prior to August 16, 1997, options granted expire, terminate or are surrendered without having been exercised in full, or shares of Common Stock issued under the Incentive Option Plan are reacquired by the Company, such shares of Common Stock shall again become available for issuance under the Incentive Option Plan. Options granted under the Incentive Option Plan may not be sold, pledged, assigned or transferred in any manner by an employee other than by will or the laws of descent and distribution.

  If an employee's employment with the Company or one of its subsidiaries is terminated for any reason other than death, any option granted to such employee may be exercised, to the extent exercisable on the date of termination, at any time within ninety days after the date of termination. If an employee dies while in the employ of the Company or one of its subsidiaries, any option granted to such employee may be exercised, to the extent exercisable at the time of death, by his or her executor, personal representative or beneficiary at any time within six months after the date of the employee's death.

  If the Company is the surviving entity in any merger, consolidation, reorganization or similar transaction, outstanding options shall apply to the securities to which a holder of the Company's Common Stock would be entitled to receive in connection with such transaction. If the Company is not the surviving entity, or becomes a wholly owned subsidiary of another entity, in connection with such a transaction, the Company's Board of Directors, in its sole and absolute discretion, may seek to arrange such transaction so that the surviving or parent entity adopts the Incentive Option Plan, substituting its own securities for the Company's Common Stock, or so that the employees shall receive cash or other consideration for any unexercised options. If no such arrangement is made by the Board of Directors, the Compensation Committee shall establish a date for the termination of options granted under the Incentive Option Plan; provided, that an employee shall have thirty days to exercise all or any part of such options granted, whether such options are exercisable or not at that time. In the event of the dissolution or liquidation of the Company, the Compensation Committee shall fix a date for the termination of all options granted under the Incentive Option Plan; provided, that an employee shall have thirty days before such date to exercise all or any part of such options granted, whether such options are exercisable or not at that time.

  The Incentive Option Plan will terminate on August 16, 1997 unless earlier terminated by the Board of Directors. The Board of Directors can amend the Incentive Option Plan; provided, that shareholder approval of such amendment is required for certain modifications, such as an increase in the number of shares of Common Stock reserved for issuance.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  All options granted under the Incentive Option Plan are intended to qualify as "incentive stock options" as that term is defined in Section 422 of the Code. The grant of an incentive stock option under the Incentive Option Plan will not result in income for the employee receiving the grant or in a business deduction for the

Company except as provided below. The exercise of an incentive stock option will not result in income for the employee exercising the option if the employee does not dispose of the shares of Common Stock acquired within two years after the date of grant of the option and one year after the transfer of the shares of Common Stock upon exercise, and if the employee is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise. If these requirements are met, the basis of the shares of Common Stock would be the exercise price. Any gain related to the subsequent disposition of the shares of Common Stock would be taxed to the employee as long-term capital gain and the Company would not be entitled to any deduction. The excess of the market value on the date of exercise over the exercise price is an item of tax preference, potentially subject to the alternative minimum tax.

  If an employee should dispose of the shares of Common Stock prior to the expiration of either of the designated holding periods, the employee would recognize ordinary income and the Company would be entitled to a business deduction, subject to the limitation established by Section 162(m), in an amount equal to the lesser of the fair market value of the shares of Common Stock on the exercise date minus the option exercise price or the amount realized on disposition minus the option exercise price or, if an incentive option does not qualify under Section 422 of the Code and is exercised, the employee would recognize ordinary income and the Company would be entitled to a business deduction, subject to the limitation established by Section 162(m), in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the option exercise price.

  The following table sets forth information as of April 11, 1995, with respect to the number of options granted under the Incentive Option Plan since April 1989 to (i) each of the Named Officers, (ii) all current Executive Officers of the Company as a group, (iii) all current Directors of the Company who are not Executive Officers as a group, and (iv) all employees of the Company, including all current officers of the Company who are not Executive Officers, as a group.

                       ROBERTS PHARMACEUTICAL CORPORATION
                          INCENTIVE STOCK OPTION PLAN

   NAME AND POSITION                                           NUMBER OF OPTIONS
   -----------------                                           -----------------
   Robert A. Vukovich, Ph.D...................................      289,565
    President and Chief Executive Officer
   Anthony P. Maris...........................................      143,957
    Vice President, Treasurer and Chief Financial Officer
   Robert W. Loy..............................................       85,000
    Vice President and Chief Operating Officer
   Anthony A. Rascio, Esq.....................................       19,986
    Vice President, Secretary and General Counsel
   Executive Officer Group....................................      538,508
   Non-Executive Director Group...............................          --
   Non-Executive Officer Employee Group.......................      607,621

VOTE REQUIRED

  Approval by the Company's shareholders of the amendment to the Incentive Option Plan to increase the number of shares of Common Stock reserved for issuance under the Incentive Option Plan by one million shares requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares of Common Stock present in person or represented by proxy.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S INCENTIVE OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER.

                                 ANNUAL REPORT

  The annual report to shareholders for the fiscal year ended December 31, 1994 accompanies this Proxy Statement. Coopers & Lybrand L.L.P. has audited the financial statements for the fiscal year ended December

31, 1994, which financial statements are contained in the annual report to shareholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Selection of the independent public accountants for the Company is made by the Board of Directors and is based upon the recommendation of the Company's Audit Committee. The Company's independent public accountants for the fiscal year ended December 31, 1994 were Coopers & Lybrand L.L.P. The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the current fiscal year.

  A representative of Coopers & Lybrand L.L.P. will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of the Company.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for presentation at the Company's next annual meeting of shareholders must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 30, 1995. The Company's By-Laws contain certain procedures which must be followed in connection with shareholder proposals.

  MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO AMEND THE COMPANY'S INCENTIVE STOCK OPTION PLAN TO INCREASE BY ONE MILLION SHARES THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER.

  THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, ROBERTS PHARMACEUTICAL CORPORATION, MERIDIAN CENTER II, 4 INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY 07724.

  ALL SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 2 BROADWAY, 19TH FLOOR, NEW YORK, NY 10004. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          ANTHONY A. RASCIO, Esq.
                                          Vice President and Secretary

April 28, 1995

                       ROBERTS PHARMACEUTICAL CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 24, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates and appoints Robert A. Vukovich, Ph.D., Anthony P. Maris and W. Robert Fowler, M.D. and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares of Common Stock of ROBERTS PHARMACEUTICAL CORPORATION standing in the name of the undersigned at the close of business on April 11, 1995, at the annual meeting of shareholders to be held at the Company's headquarters, Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724, on May 24, 1995 at 10:00 a.m. and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side of this Proxy.

  1. ELECTION OF DIRECTORS                    WITHHOLD AUTHORITY
      FOR all nominees listed below           to vote for all nominees listed
      (except as marked to the                below [_]
       contrary below) [_]

      Robert A. Vukovich, Ph.D., Anthony P. Maris, Robert W. Loy, Anthony A. Rascio, Esq., Yale Brozen, Ph.D., Takao Miyamoto, Akihiko Matsubara, W.
                     Robert Fowler, M.D. and Digby W. Barrios.

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

     -----------------------------------------------------------------------

  2. To approve the amendment to the Roberts Pharmaceutical Corporation Incentive Stock Option Plan to increase the number of shares of Roberts Pharmaceutical Corporation Common Stock reserved for issuance thereunder by one million shares from 1,139,275 to 2,139,275. Of the 1,139,275 shares of Common Stock which have been reserved for issuance, only 53,014 shares are currently available for grant.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

  3. In their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

                                  (Continued, and to be Signed, on Reverse Side)

  The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nominees indicated on the reverse side of this Proxy and FOR the proposal to amend the Roberts Pharmaceutical Corporation Incentive Stock Option Plan as indicated on the reverse side of this Proxy.

                                       NOTE: Please mark, sign, date and re-
                                           turn promptly in the envelope pro-
                                           vided. No postage is required if
                                           mailed in the United States.


                                       DATE: ___________________________ , 1995


                                       ----------------------------------------
                                                     (Signature)


                                       ----------------------------------------
                                                     (Signature)

                                       PLEASE SIGN EXACTLY AS YOUR NAME AP-
                                       PEARS. WHEN SIGNING AS ATTORNEY, EXECU-
                                       TOR, ADMINISTRATOR, TRUSTEE OR GUARD-
                                       IAN, PLEASE SET FORTH YOUR FULL TITLE.
                                       IF SIGNER IS A CORPORATION, PLEASE SIGN
                                       THE FULL CORPORATE NAME BY A DULY AU-
                                       THORIZED OFFICER. JOINT OWNERS SHOULD
                                       EACH SIGN.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                                                    APPENDIX

                      ROBERTS PHARMACEUTICAL CORPORATION

                          INCENTIVE STOCK OPTION PLAN

Section 1--Purpose

  The Roberts Pharmaceutical Corporation Incentive Stock Option Plan (the "Plan") is intended to provide a method whereby key employees of Roberts Pharmaceutical Corporation, (the "Company") who are contributing materially to the Company's progress, and who are currently making and are expected to continue making substantial contributions to the successful growth of the Company, may be offered incentives in addition to those currently available and may be stimulated by personal involvement in the fortunes of the Company to continue in the service of the Company, thereby advancing the interest of the Company and its shareholders. Accordingly, the Company may, from time to time, grant to such key employees, as may be selected in the manner hereinafter provided, options to purchase shares of Common Stock, $.01 par value, of the Company (the "Common Stock") on the terms and conditions hereinafter established. The Plan is intended to be an "incentive stock option plan" and to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  The term "Company" as used in this Plan means Roberts Pharmaceutical Corporation and its subsidiaries (corporations in respect of which Roberts Pharmaceutical Corporation, owns, directly or indirectly, at least fifty-one (51%) percent of the total issued and outstanding voting capital stock) as may be designated from time to time by its Board of Directors.

Section 2--Administration of the Plan

  The Plan shall be administered by the Board of Directors of the Company or a Stock Option Committee (the "Committee or the Stock Option Committee") whose members will be appointed by the Board of Directors of the Company. The Committee shall consist of not fewer than two members of the Company's Board of Directors, who may also be employees of the Company. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee shall be the valid acts of the Committee.

  The interpretation and construction by the Committee of any provisions of the Plan or of any agreement or other matter relating to the Plan shall be final unless otherwise determined by the Board of Directors. The Committee may, from time-to-time, adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Nothing herein contained shall be deemed to authorize the Committee to administer the provisions of the plan in a manner inconsistent with the provisions of Section 422 of the Code or the regulations promulgated thereunder. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any agreement or other matter relating to the Plan.

Section 3--Shares Subject to the Plan

  The shares to be issued under the Plan shall be made available either from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased on the open market. Shares issued under the Plan shall be subject to the terms, conditions and provisions specified in the Plan and to such other terms, conditions and provisions as the Board of Directors or the Committee may provide.

  The aggregate number of shares which may be issued under the Plan shall not exceed 2,139,275 shares of the Company's Common Stock. If prior to August 16, 1997, options granted expire, terminate or are surrendered without having been exercised in full or shares issued under the Plan are reacquired by the Company, such reacquired shares and shares subject to options which have expired, terminated or are surrendered shall again become available for issuance under the Plan.

  In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares under option but not yet issued under this Plan shall be adjusted appropriately. Nothing herein contained shall be construed to require an adjustment in the aggregate number or class of shares available under the Plan or in the number, class or purchase price of shares under option but not yet issued if a merger, consolidation, combination or similar transaction involves the issuance of securities of the Company and the number or class of shares held by holder of Common Stock of the Company prior to the consummation of the merger, consolidation, combination or similar transaction is not affected by any such transaction. No adjustment shall be made pursuant to this section of the Plan which would result in a fractional share being subject to an option, and any option in respect of a fractional share resulting from such adjustment shall be adjusted down to the nearest full share. Further, no adjustment shall be made pursuant to this section of the Plan which would result in a modification of the options granted hereunder in a manner which would disqualify such options as "incentive stock options" or disqualify this Plan as an "incentive stock option plan" under the provisions of Section 422 of the Code and the regulations thereunder.

  In October 1989, the Company effected a recapitalization pursuant to which each share of the Company's Common Stock reserved for issuance under the Plan was exchanged for .5971 shares of Common Stock. Consequently, the number of shares of the Company's Common Stock reserved for issuance under the Plan was reduced from 250,000 to 149,275 shares.

  On October 20, 1989, the Company's Board of Directors approved an amendment of the Plan which increased the number of shares of Common Stock of the Company reserved for issuance under the Plan from 149,275 to 389,275. On October 24, 1989, the Company's shareholders approved the amendment previously approved by the Board of Directors. As of October 31, 1989, options to purchase 149,275 shares of Common Stock were issued under the Plan. Consequently, 240,000 shares of Common Stock remained available for the grant of options under the Plan as of October 31, 1989.

  On March 12, 1992 the Company's Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 389,275 to 1,139,275, subject to shareholder approval which was granted on June 30, 1992. As of June 30, 1992, options to purchase 379,185 shares of Common Stock were granted under the Plan. Accordingly, 760,090 shares of Common Stock remained available for the grant of options under the Plan as of June 30, 1992.

  On March 22, 1995, the Company's Board of Directors approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,139,275 to 2,139,275, subject to shareholder approval which was granted on May 24, 1995. As of May 24, 1995, 53,014 shares of Common Stock were available for issuance since options to purchase 1,100,312 shares of Common Stock had been granted previously under the Plan. Accordingly, 1,053,014 shares of Common Stock are available for grant pursuant to options under the Plan as of May 24, 1995.

Section 4--Eligibility

  Options may be granted under the Plan to employees of the Company who have not attained the age of 65 on the date the options are granted to them. The term "employees" shall include officers as well as other employees of the Company. A director of the Company who is not also an employee of the Company shall not be eligible to receive any option under this Plan. An employee participating in the Plan is sometimes referred to herein as "optionee".

  No option may be granted under this Plan to any employee who, immediately after such option is granted, owns, within the meaning of Section 422(b)(6) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the option price is at least 110% of the fair market value of the shares subject to the option on the date that the option is granted and the option may not be exercised more than five (5) years after the date of grant. Further, the aggregate fair market value (determined as of the date the option is granted) of the shares for which options are exercisable for the first time under this Plan and incentive stock options, as defined under Section 422 of the Code, granted pursuant to all other stock option plans of the Company or any parent or subsidiary of the Company by any employee during any calendar year shall not exceed $100,000. To the extent an employee elects during any calendar year not to exercise to the fullest permissible extent options which are exercisable by him for the first time, said unexercised options may be exercised in subsequent calendar years. If, after a good faith attempt to comply with the limitation set forth in the preceding sentences, the aggregate fair market value (determined as of the date the option is granted) of the shares for which any employee is granted options in any calendar year under the Plan and incentive stock options, as defined under Section 422 of the Code, granted pursuant to all other stock option plans of the Company or any parent or subsidiary of the Company exceeds $100,000 plus any unused limit carryover allowed for such year, then, notwithstanding the failure to comply with the limitation set forth in the preceding sentences, the options covering shares having a fair market value in excess of such limitation shall be valid unless the grant of such options shall disqualify this Plan as an "incentive stock option plan" under the provisions of Section 422 of the Code and the regulations thereunder, and the Federal income tax consequences relating to such options shall be as prescribed by the Code, any regulations or rulings promulgated thereunder or the Internal Revenue Service.

  Subject to the provisions of the Plan, the Committee shall have exclusive authority to determine the date or dates upon which options shall be granted, the employees who are to participate in the Plan, the consideration to be paid for shares subject to options, the time or times when an option shall be exercisable, the number of shares to be covered by each option, the terms and provisions of option agreements executed and delivered under the Plan and the form of legend, if any, which shall be affixed to the stock certificate(s) evidencing shares issued under the Plan.

Section 5--Granting of Options; Term of Options

  Upon selection of an employee to participate in the Plan, the Committee shall notify said employee in writing of (i) his selection and (ii) the options being granted to him and the consideration to be paid for the shares subject to option upon the exercise thereof. Such notice shall be accompanied by an agreement between the Company and the employee containing the terms, conditions and provisions applicable to the exercise of the options granted. The Committee may elect to incorporate the foregoing notice provisions into the option agreement. Subject to the provisions of the Plan, options may be granted to the same employee on more than one occasion.

  The Committee shall determine the term of each option granted hereunder, but the term of any such option shall not exceed ten (10) years (or five (5) years in the case of an option granted to a 10% shareholder referred to in Section 4 hereof) from the date upon which the option is granted, and shall be subject to earlier termination as herein provided. An option shall be deemed to be granted to an employee on the date on which the Board of Directors or the Committee selects the optionee and determines the terms and conditions of the grant, including option price, to him.

Section 6--Option Price

  The consideration to be paid for each share of Common Stock subject to an option (granted hereunder (the "option price") shall be determined by the Committee, but the option price shall be not less than 100% (or 110% in the case of an option granted to a 10% shareholder referred to in Section 4 hereof) of the fair market value of the Common Stock on the date that the option is granted. The term "fair market value" as used in this Plan shall mean the average of the closing bid and asked prices of the Common Stock as furnished by any recognized dealer in securities selected by the Committee for the purpose; if the Common Stock is at the time listed on a stock exchange, fair market value shall mean the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as officially quoted on such stock exchange; and if there is no market for the shares and the shares are not so listed, then fair market value shall mean the fair market value as determined by the Committee (whose determination shall be conclusive) in accordance with the applicable provisions of the Code and the regulations thereunder.

Section 7--Exercise of Options; Issuance of Shares

  The total number of shares subject to each option may be allocated so that such shares are to be acquired in installments, as fixed by the Committee, over a period of not more than ten (10) years (or five (5) years in the case of an option granted to a 10% shareholder referred to in section 4 hereof) from the date of the grant of the option. In the event that the Committee determines that an option is to be exercisable in installments, the optionee must continue in the employ of the Company during the whole of any period for which an installment of shares shall have been allocated by the terms of his option before such installment of the option becomes exercisable. To the extent that any installment of any option becomes exercisable it may thereafter be exercised either in whole or in part at any time prior to the expiration of the option or prior to its termination as herein provided.

  An employee electing to exercise an option under the Plan shall give written notice to the Chairman of the Committee of such election and of the number of shares the employee has elected to acquire. No option granted hereunder may be exercised for less than a whole share of Common Stock. An employee who has elected to exercise a option shall deliver to the Chairman of the Committee at the time of exercise the full consideration to be paid for the shares which are subject to the option(s) being exercised in cash or by certified or cashier's check or by personal check if acceptable to the Committee.

  Until the employee has been issued a certificate or certificates for the shares acquired upon the exercise of options granted hereunder, the employee shall possess no shareholder's rights with respect to any such shares.

  In the event that any employee disposes of shares of Common Stock he acquired pursuant to an option granted under the Plan within two (2) years of the granting of the option or within one (1) year after exercise of the option issued to such employee, the Company shall be required to withhold from the employee's salary or wages additional income taxes in respect of that amount which is considered compensation includable in the employee's gross income by reason of the disposition. The amount of compensation includable in the employee's gross income shall be determined by multiplying the number of shares of Common Stock disposed of by the difference between the exercise price of such shares and the amount realized upon the disposition.

Section 8--Expiration and Termination of Options

  Each option and all rights and obligations thereunder shall expire on a date to be determined by the Committee, such date, however, in no event to be later than ten (10) years (or five (5) years in the case of an option granted to a 10% shareholder referred to in section 4 hereof) from the date on which the option is granted. Subject to the provisions contained in the following paragraphs of this section 8 of the Plan, no optionee may exercise an option granted hereunder unless he is an employee of the Company.

  An optionee who is absent from work with the Company because of his disability, or who is on leave of absence for the purpose of serving the United States government in either a military or civilian capacity, or for such other purpose or reason as the Committee may specifically approve, shall not during the period of any such absence be deemed, by virtue of his absence alone, to have terminated his employment with the Company, except as the Committee may otherwise expressly provide and provided that the Code and the regulations thereunder do not provide otherwise.

  If an optionee's employment with the Company is terminated for any reason except death, any option granted to him hereunder may be exercised to the extent that the optionee could have exercised the option on the date of termination of employment at any time within ninety (90) days after the date of such termination, but in no event after the expiration of the term of the option. Retirement of an optionee from employment with the Company shall be deemed to be termination of employment subject to the provisions of this paragraph of this Section 8 of the Plan.

  If an optionee dies while in the employ of the Company prior to the expiration of an option granted to him hereunder, his executor, personal representative or beneficiary, as the case may be, shall be entitled to exercise the option to the extent that the optionee could have exercised the option on the date of his death, at any time within six (6) months from the date of his death, but in no event after the expiration of the term of the option.

Section 9--Rights Not Transferable

  An employee's rights or options under this Plan are exercisable, during his lifetime, only by him and such rights or options granted hereunder may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights options shall be void, and shall automatically cause all options granted hereunder and held by the employee to be terminated.

Section 10--Merger, Consolidation, Reorganization, Liquidation and Dissolution

  In the event that the Company shall be the surviving corporation in any merger, consolidation or other reorganization of the Company, outstanding options granted under the Plan shall apply to the securities to which a holder of the number of shares of Common Stock of the Company subject to the options would have been entitled by reason of the merger, consolidation or other reorganization and any other changes in the number or character of the shares to which the option relates as may be made by the Committee or the Board of Directors.

  In the event of a merger, consolidation, sale of all or substantially all of the Company's assets or other reorganization in which the Company is not the surviving or acquiring corporation, or in which the Company is or becomes a wholly owned subsidiary of another corporation after a reorganization, the Board of Directors of the Company shall, in good faith, but in its sole and absolute discretion, seek to arrange any such merger, consolidation, sale of assets or other reorganization to specifically provide the corporation surviving the merger, consolidation or other reorganization or acquiring the assets to either (i) adopt this Plan so that the securities of such corporation are offered in lieu of Common Stock of the Company; or (ii) to the extent that options granted hereunder have not been exercised, settle the participating employees option rights by payment of cash or other consideration for such rights on a basis approved by the Board of Directors. In the event that the corporation surviving the merger, consolidation or other reorganization or acquiring the assets is to adopt this Plan, such arrangements shall include the adjustment of outstanding options to provide that the securities of the corporation surviving the merger, consolidation or other reorganization or acquiring the assets shall become subject to such options in lieu of Common Stock of the Company on the basis approved by the Board of Directors.

  If provisions for the change, conversion or exchange of the shares subject to outstanding and unexercised options for securities of another corporation or the settlement of option rights cannot be arranged in a merger, consolidation, sale of assets or other reorganization of the Company as described in the preceding paragraph, then, in that event, outstanding options granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.

  In the event of the dissolution or liquidation of the Company, (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the preceding paragraphs) then, in either event, outstanding options granted under the Plan shall terminate as of a date fixed by the Committee;

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

provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.

Section 11--Amendments to the Plan

  The Board of Directors of the Company may at any time or from time-to-time modify the Plan in such respects as the Board of Directors may deem advisable in order that options granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interest of the Company; provided, that no such modification without the approval of the shareholders of the Company shall

    (a) Increase the maximum number of shares which may be issued under the Plan in the aggregate (except as permitted by the last two paragraphs of Section 3); or

    (b) Materially increase the benefits accruing to employees participating under the Plan; or

    (c) Materially modify the requirements as to eligibility for participation in the Plan; or

    (d) Change the provisions of Section 6 relating to the establishment of the option price other than to change the manner of determining the fair market value of the Company's Common Stock to conform with any then applicable provisions of the Code or regulations thereunder; or

    (e) Extend the period during which options may be granted under the Plan.

Section 12--Termination of the Plan

  The Board of Directors of the Company may at any time suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors of the Company, the Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors; provided, however, that options granted on or before such date shall remain exercisable, in accordance with their respective terms, after the termination of the Plan. In no event shall any option granted be exercisable later than ten (10) years from the date of the granting of the option nor shall any option be granted during any suspension or after termination of the Plan.

Section 13--Compliance with Securities Laws

  No options may be granted nor may Common Stock be purchased under this Plan until the Company has taken all actions then required to comply with the Securities Act of 1933, as amended, and any applicable state securities laws and the rules and regulations of any exchange on which the Common Stock may be listed.

Section 14--Miscellaneous

  (a) This Plan shall not become effective unless and until it has been approved, in the manner prescribed by law, by the shareholders of the Company.

  (b) This Plan shall not be deemed to constitute a contract of employment between the Company and any employee, nor shall it interfere with the right of the Company to terminate any employee and treat him without regard to the effect which such treatment might have upon him under this Plan.

  (c) Any and all funds received by the Company under this Plan may be used for any corporate purpose.

  (d) This Plan and any agreement entered into in connection therewith shall be construed and its provisions enforced and administered in accordance with the laws of the State of New Jersey. All disputes which may arise under the Plan or any agreement entered into in connection therewith which involve judicial adjudication shall be resolved in a court of competent jurisdiction of the State of New Jersey or the United

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

States District Court for the District of New Jersey. Any employee of the Company who participates in the Plan consents and agrees to submit to the personal jurisdiction of the aforesaid courts, agrees to notify the Company of any change of his address within sixty (60) days of the date of such change, and consents to service of any papers, notices or process necessary or proper for any legal action in any manner permitted by the New Jersey Court Rules as they exist or are thereafter amended, including, without limitation, service by registered mail or certified mail, return receipt requested, or, in the event the employee refuses to accept or claim registered or certified mail, ordinary mail to his last known address. In the event that a participating employee fails to notify the Company of a change of address and service by registered or certified mail as aforesaid is not accepted or claimed, such failure shall be deemed a refusal to accept or claim service of process by registered or certified mail. Any employee of the Company who participates in the Plan acknowledges the sufficiency of service as aforesaid and waives any right that he may have to challenge the sufficiency of such service or to challenge in any manner the convenience of the location or the venue of any legal action brought involving the Plan or any agreement entered into in connection therewith.

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